A Special Meeting of Shareholders of
the DG Investors Series was held on
 December 11, 1998.  At the
meeting, shareholders voted on the
 following matters with the following
 results as indicated below:

Proposal 1

To approve an Agreement and Plan
 of Reorganization pursuant to which
 each DG Fund listed below will
transfer all of its assets and liabilities solely in exchange (the "Exchange") for Class A Shares and Institutional
Shares of the corresponding ISG Fund
 identified opposite its name:

DG Funds
			ISG Funds
DG Treasury Money Market Fund
			ISG Treasury
 Money Market Fund
DG Prime Money Market Fund
		ISG Prime Money
Market Fund
DG Limited Term Government Income
 Fund		ISG Limited Term
U.S. Government Fund
DG Government Income Fund
		ISG Government
Income Fund
DG Municipal Income Fund
		ISG Municipal Income
Fund
DG Equity Fund
		ISG Large-Cap Equity
 Fund
DG Opportunity Fund
		ISG Small-Cap
Opportunity Fund
DG International Equity Fund
		ISG International
Equity Fund

Each DG Fund will distribute the Class
 A Shares or Institutional Shares, as
applicable, of the corresponding ISG
 Fund received in the Exchange to its
 shareholders in an amount equal in
net asset value to the shares of the
DG Fund held by such shareholders
as of the date of the Exchange, after
which the DG Fund will be terminated.


For
Against
Abstain

DG Treasury Money Market Fund
187,366,851
262,702
3,992,398
DG Prime Money Market Fund
121,116,108
1,812,537
100,808,395
DG Limited Term Government Income Fund

2,792,682
-
60,600
DG Government Income Fund

25,662,347
-
38,566
DG Municipal Income Fund
4,831,785
170
96,652
DG Equity Fund
27,338,291
22,838
1,134,549
DG Opportunity Fund
7,618,435
3,476
562,801
DG International Equity Fund

2,641,027
-
4,158

Proposal 2

To approve a new Investment
Advisory Contract between the
 DG Funds, on behalf of each DG
 Fund, and ParkSouth Corporation
 ("ParkSouth"), the terms of which
 are identical in all material respects
 to the prior investment advisory
agreement for the DG Funds.  The
new Investment Advisory Contract
 was approved by the Board of
Trustees, effective as of the date
 of the merger (the "Merger") of
Deposit Guaranty Corp., the former
 ultimate corporate parent of the
DG Funds' investment adviser,
ParkSouth, with and into First
American Corporation.


For
Against
Abstain

DG Treasury Money Market Fund
191,290,460
92,805
238,686
DG Prime Money Market Fund

217,557,853
1,877,500
4,301,687
DG Limited Term Government Income Fund
2,853,282
-
-
DG Government Income Fund
25,696,987
-
3,926
DG Municipal Income Fund
4,928,607
-
-
DG Equity Fund
28,438,800
16,724
40,154
DG Opportunity Fund
8,176,893
3,708
4,111
DG International Equity Fund
2,645,185
-
-

Proposal 3(A)

To approve a new Sub-Investment
 Advisory Agreement between
Womack Asset Management,
Inc. (Womack), the present
sub-advisor to the DG Opportunity
 Fund, and ParkSouth, on behalf
of the DG Opportunity Fund, the
 terms of which are identical in
all material respects to the prior
sub-advisory agreement for the
DG Opportunity Fund.


For
Against
Abstain

DG Opportunity Fund
8,177,031
3,948
3,733

Proposal 3(B)

To approve a new Sub-Investment
 Advisory Agreement between
Lazard Asset Management (Lazard),
the present sub-advisor to the DG
International Equity Fund, and ParkSouth, on behalf of the DG International Equity
 Fund, the terms of which are identical in all material respects to the prior sub-advisory agreement for the
DG International Equity Fund.


For
Against
Abstain

DG International Equity Fund
2,645,086
-
99